UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2012

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830
(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Interactive Brokers Group, Inc. (the “Company”) received a letter from the NASDAQ staff, on May 17, 2012, notifying the Company that it is non-compliant with NASDAQ Listing Rule 5250(c)(1) because its Quarterly Report on Form 10-Q for the period ended March 31, 2012 (“Form 10-Q”), filed with the Securities and Exchange Commission (“SEC”) on May 15, 2012, has not yet been reviewed in accordance with Statement on Auditing Standards No. 100 (“SAS 100”), as required by Rule 10-01 of Regulation S-X. The NASDAQ letter also stated that the filing is incomplete because of the absence of the certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

NASDAQ Listing Rule 5250(c)(1) requires the Company to timely file all required periodic financial reports with the SEC. The Company is required to submit a plan to regain compliance to NASDAQ by July 16, 2012. If NASDAQ accepts the Company’s plan, an additional cure period of up to 180 calendar days from the filing’s due date, or until November 12, 2012, can be provided to allow the Company to regain compliance.

As reported in the Company’s Form 8-K, filed on May 15, 2012, the Company’s Form 10-Q filing was incomplete due to an unresolved question raised by its independent registered public accounting firm regarding the presentation of equity in its consolidated financial statements. The Company intends to promptly seek an interpretation from the staff of the SEC regarding this question. Once the Company receives guidance from the SEC, the Company expects to produce a final version of its consolidated financial statements for the period ended March 31, 2012, which will enable its auditors to complete their review under SAS 100. At such time, the Company will file an amended Form 10-Q containing the certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2012

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary